Apollo Investment Corporation
Reports Financial Results for the Quarter Ended June 30, 2020

Fiscal First Quarter and Other Recent Highlights:
•Net investment income per share for the quarter was $0.43 compared to $0.59 for the quarter ended March 31, 2020

•Net asset value per share as of the end of the quarter was $15.29 compared to $15.70 as of March 31, 2020, a 2.6% decrease due to a net loss on non-core and legacy assets (1) partially offset by a net gain on the corporate lending portfolio (2)
•New investment commitments made during the quarter totaled $17 million (3)

•Gross fundings during the quarter totaled $138 million consisting of $53 million of term loans and $85 million of revolvers

•Gross exits during the quarter totaled $233 million consisting of $68 million of term loan sales, $49 million of term loan repayments, and $116 million of gross revolver paydowns

•Net paydowns during the quarter totaled $95 million, consisting of $64 million of net term loan paydowns and $31 million of net revolver paydowns
–Net paydowns subsequent to quarter end total approximately $50 million (4)

•Net leverage (5) as of the end of the quarter was 1.66x, down from 1.71x as of March 31, 2020

•Received 97% of contractual interest payments during the quarter

•Declared a base distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending September 30, 2020

•$243 million of immediately available liquidity and $205 million of additional capacity under the Senior Secured Facility as of June 30, 2020 (6)

•Kroll Bond Rating Agency affirmed the Company's investment grade rating in July (7)

New York, NY — August 6, 2020 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its first fiscal quarter ended June 30, 2020. The Company’s net investment income was $0.43 per share for the quarter ended June 30, 2020, compared to $0.59 per share for the quarter ended March 31, 2020. The Company’s net asset value (“NAV”) was $15.29 per share as of June 30, 2020, compared to $15.70 as of March 31, 2020.

On August 6, 2020, the Company’s Board of Directors (the “Board”) declared a base distribution of $0.31 per share payable on October 7, 2020 to shareholders of record as of September 21, 2020. On August 6, 2020, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on October 7, 2020 to shareholders of record as of September 21, 2020. Going forward, in addition to a quarterly base distribution of $0.31 per share, the Board expects to declare a quarterly supplemental distribution in an amount to be determined each quarter. There can be no assurances that the Board will continue to declare a base distribution of $0.31 per share or a supplemental distribution.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter, we made considerable progress reducing the Fund’s leverage by exiting approximately $233 million of investments on a gross basis, or $95 million on a net basis, which reduced AINV’s net leverage to 1.66x at the end of June. Since the end of the quarter, we have continued to reduce our leverage and we have visibility into meaningful additional repayments for the remainder of the September quarter and for the December quarter. We remain focused on further deleveraging to within our target range of 1.4x to 1.6x over the coming quarters.” Mr. Howard Widra, continued, “In light of the challenges and uncertainty created by the COVID-19 pandemic, and our plans to further reduce the Fund’s leverage, we have reassessed the long-term earnings power of the portfolio and have concluded that it is prudent to adjust the distribution at this time. We believe a distribution level should reflect the prevailing market environment and be aligned with the long-term earnings power of the portfolio. To that end, the Board of Directors, at the recommendation of management, has declared a 31-cent base distribution and a 5-cent supplemental distribution for the quarter. Going forward, in addition to a quarterly base distribution of 31 cents per share, the Company’s Board of Directors expects to also declare a supplemental distribution in an amount to be determined each quarter. The base / supplemental distribution construct is intended to provide shareholders with a minimum annualized yield on NAV of 8%, a level which is consistent with some of our peers, and allow for some upside via a supplemental distribution.”

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(1)Non-core and legacy assets include oil & gas, renewables, shipping, commodities, and legacy assets.
(2)Corporate lending portfolio includes leveraged lending, life sciences, asset based and lender finance. Excludes Merx Aviation and non-core and legacy assets.
(3)For corporate lending portfolio.
(4)From July 1, 2020 through August 4, 2020. Includes one loan with documents in escrow.
(5)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.
(6)As of June 30, 2020, aggregate lender commitments under the Senior Secured Facility (the “Facility”) totaled $1.81 billion and there were $1.410 billion of outstanding borrowings under the Facility and $6.2 million of letters of credit issued under the Facility. Accordingly, there was $394 million of unused capacity under the Facility as of June 30, 2020, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. As of June 30, 2020, the Company had immediate access to $227 million under the Facility based on the Company’s borrowing base and $167 million of additional capacity. Adjusting for the sale of over $50 million of assets that occurred near the end of the quarter, but settled subsequent to quarter end, the Company had immediate access to $243 million under the Facility based on the Company’s borrowing base, and $205 million of additional capacity under the Facility.
(7)Kroll Bond Rating Agency affirmed the Company's issuer and senior unsecured debt ratings of ‘BBB-’ with a Negative Outlook in July 2020.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Total assets	$2.81	$2.87	$3.06	$2.89	$2.70
Investment portfolio (fair value)	$2.67	$2.79	$2.97	$2.80	$2.62
Debt outstanding	$1.76	$1.79	$1.79	$1.58	$1.35
Net assets	$1.00	$1.02	$1.22	$1.25	$1.29
Net asset value per share	$15.29	$15.70	$18.27	$18.69	$19.00

Debt-to-equity ratio	1.76 x	1.75 x	1.47 x	1.26 x	1.05 x
Net leverage ratio (1)	1.66 x	1.71 x	1.43 x	1.24 x	1.03 x
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(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,
(in millions)*	2020	2019
Investments made in portfolio companies	$137.9	$435.3
Investments sold	(69.1)	(9.6)
Net activity before repaid investments	68.8	425.7
Investments repaid	(163.8)	(210.7)
Net investment activity	$(95.0)	$215.0

Portfolio companies at beginning of period	152	113
Number of new portfolio companies	1	21
Number of exited portfolio companies	(4)	(5)
Portfolio companies at end of period	149	129

Number of investments made in existing portfolio companies	35	30

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,
(in millions)*	2020	2019
Net Investment Income	$28.2	$34.5
Net Realized and Change in Unrealized Gains (Losses)	(25.2)	(10.7)
Net Increase in Net Assets Resulting from Operations	$3.0	$23.8

(per share)* (1)
Net Investment Income	$0.43	$0.50
Net Realized and Change in Unrealized Gains (Losses)	$(0.39)	$(0.16)
Earnings per share — basic	$0.05	$0.35
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended June 30, 2020, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through August 5, 2020, the Company repurchased 13,654,578 shares at a weighted average price per share of $16.34, inclusive of commissions, for a total cost of $223.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of June 30, 2020, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $4.5 million, totaled $1.760 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025 and $1.410 billion outstanding under the Facility. As of June 30, 2020, $6.2 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $394 million as of June 30, 2020, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON AUGUST 6, 2020
The Company will host a conference call on Thursday, August 6, 2020 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #2149921 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through August 27, 2020 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #2149921. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019 were as follows:

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Portfolio composition, at fair value:
First lien secured debt	78%	81%	78%	74%	69%
Second lien secured debt	12%	13%	14%	17%	21%
Total secured debt	90%	94%	92%	91%	90%
Unsecured debt	—%	—%	—%	—%	—%
Structured products and other	0%	0%	0%	2%	2%
Preferred equity	0%	0%	1%	1%	1%
Common equity/interests and warrants	10%	6%	7%	6%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	7.9%	8.5%	8.7%	9.0%	9.3%
Second lien secured debt (2)	9.8%	10.2%	10.7%	11.0%	11.3%
Total secured debt (2)	8.1%	8.7%	9.1%	9.4%	9.8%
Unsecured debt portfolio (2)	—%	—%	—%	—%	—%
Total debt portfolio (2)	8.1%	8.7%	9.1%	9.4%	9.8%
Total portfolio (3)	6.8%	8.0%	8.6%	8.9%	9.2%
Interest rate type, at fair value (4):
Fixed rate amount	—	—	—	—	—
Floating rate amount	$2.1 billion	$2.2 billion	$2.2 billion	$2.0 billion	$1.8 billion
Fixed rate, as percentage of total	—%	—%	—%	—%	1%
Floating rate, as percentage of total	100%	100%	100%	100%	99%
Interest rate type, at amortized cost (4):
Fixed rate amount	—	—	—	—	—
Floating rate amount	$2.2 billion	$2.3 billion	$2.3 billion	$2.0 billion	$1.8 billion
Fixed rate, as percentage of total	—%	—%	—%	—%	1%
Floating rate, as percentage of total	100%	100%	100%	100%	99%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	June 30, 2020	March 31, 2020
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,200,352 and $2,298,548, respectively)	$2,103,741	$2,191,327
Non-controlled/affiliated investments (cost — $135,313 and $135,346, respectively)	51,204	60,241
Controlled investments (cost — $655,198 and $655,719, respectively)	516,095	533,865
Cash and cash equivalents	35,255	37,301
Foreign currencies (cost — $9,138 and $6,369, respectively)	9,139	6,375
Receivable for investments sold	56,144	978
Interest receivable	16,161	19,151
Dividends receivable	5,379	5,034
Deferred financing costs	14,898	16,054
Prepaid expenses and other assets	959	732
Total Assets	$2,808,975	$2,871,058

Liabilities
Debt	$1,755,104	$1,794,617
Payable for investments purchased	499	—
Distributions payable	29,367	29,367
Management and performance-based incentive fees payable	9,524	10,289
Interest payable	7,096	2,887
Accrued administrative services expense	2,158	2,796
Other liabilities and accrued expenses	7,284	6,787
Total Liabilities	$1,811,032	$1,846,743

Net Assets	$997,943	$1,024,315

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,259,176 and 65,259,176 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,099,876	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,101,998)	(1,075,626)
Net Assets	$997,943	$1,024,315

Net Asset Value Per Share	$15.29	$15.70

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$47,726	$47,004
Dividend income	—	62
PIK interest income	786	4,706
Other income	384	937
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	8	—
Dividend income	345	319
PIK interest income	—	—
Other income	—	—
Controlled investments:
Interest income (excluding PIK interest income)	5,892	12,638
Dividend income	800	—
PIK interest income	728	850
Other income	—	—
Total Investment Income	$56,669	$66,516
Expenses
Management fees	$9,524	$9,539
Performance-based incentive fees	—	—
Interest and other debt expenses	15,392	17,511
Administrative services expense	1,188	1,725
Other general and administrative expenses	2,446	3,305
Total expenses	28,550	32,080
Management and performance-based incentive fees waived	—	—
Expense reimbursements	(110)	(98)
Net Expenses	$28,440	$31,982
Net Investment Income	$28,229	$34,534
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(8,629)	$(9)
Non-controlled/affiliated investments	—	1,089
Controlled investments	—	—
Foreign currency transactions	212	202
Net realized gains (losses)	(8,417)	1,282
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	10,607	(4,046)
Non-controlled/affiliated investments	(9,002)	910
Controlled investments	(17,248)	(9,696)
Foreign currency translations	(1,174)	845
Net change in unrealized gains (losses)	(16,817)	(11,987)
Net Realized and Change in Unrealized Gains (Losses)	$(25,234)	$(10,705)
Net Increase (Decrease) in Net Assets Resulting from Operations	$2,995	$23,829
Earnings (Loss) Per Share — Basic	$0.05	$0.35

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-Q for the period ended June 30, 2020.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com